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                                                                 EXHIBIT 10.6

              NONDISCLOSURE, NONCOMPETITION AND INDEMNITY AGREEMENT

         THIS NONDISCLOSURE, NONCOMPETITION AND INDEMNITY AGREEMENT (this "Agreement") is dated as of the 22nd day of March 1995, by and between GARGOYLES, INC., a Washington corporation, PRO-TEC, INC., a Washington corporation and ANTONE MANUFACTURING, INC., a Washington corporation (collectively, the "Companies") and DENNIS BURNS ("Burns").

                                    RECITALS

         A. Burns and the Companies and certain other Investors are parties to that certain Stock Purchase Agreement dated March 14, 1995 (the "Stock Purchase Agreement").

         B. Subject to the terms and conditions of this Agreement, Burns desires the Companies to indemnify him against certain liabilities and the Companies are willing to provide such an indemnity in consideration of Burns agreeing to keep certain information regarding the Companies confidential and agreeing not to compete with the Companies after the closing of the transactions contemplated by the Stock Purchase Agreement.

         C. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

                                    AGREEMENT

1.       INDEMNITY OF COMPANIES TO BURNS

         1.1      INDEMNIFICATION BY THE COMPANIES

         From and after the Closing Date, the Companies and any subsequent subsidiary or affiliate company shall indemnify, defend and hold harmless Burns, from and against, and shall reimburse Burns for any and all losses, liabilities, damages, deficiencies and expenses (including but not limited to cost of defense and reasonable attorney fees) incurred by or suffered by Burns, arising from or in connection with any third party claims, demands, lawsuits, judgments, settlements or arbitration awards, pertaining in any way to Burns' involvement with the Companies, whether as an owner, shareholder, officer, director, lessor or employee and whether arising out of any acts or nonactions occurring before or after execution of this Agreement. This indemnity shall cover third party claims of any nature and type including but not

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limited to products liability claims, patent claims, employee claims, negligence claims, hazardous waste claims, breach of contract claims and any other claims or cause of action naming Burns individually. Such indemnity and hold harmless shall include the right of Burns to retain an attorney of his own choosing, to participate in the defense of such claims or legal proceedings at Burns' own expense. Notwithstanding the foregoing, the provisions of this Section 1.1 shall not apply (i) where indemnification of Burns by the Companies is prohibited by law, (ii) to liabilities which Burns has specifically agreed to assume in the Stock Purchase Agreement, and (iii) to liabilities, damages and other losses arising from acts by Burns that are willful, intentional or fraudulent.

         1.2      INVOLVEMENT OF BURNS IN LEGAL PROCEEDINGS

         In any legal proceeding involving the Companies and/or Burns (other than legal proceedings pertaining to enforcement of the terms of the Agreement), Burns shall not be required to take any action in such litigation other than to cooperate in the formalities instant to the proceeding unless ordered by a court with jurisdiction to do so. The Companies and their agents and representative will make every good faith effort to insulate and wall off Burns from involvement in any third party claims or action brought against any of the Companies or Burns, other than to obtain essential facts to which Burns and only Burns has specific testimonial knowledge and only to the extent such facts cannot be derived from other persons. Burns acknowledges, however, that as the inventor of the adherent lens invention and the toric lens invention, the testimony of Burns may be essential to the Companies' prosecution and enforcement of the patent and tradesecret rights in both inventions. Prior to listing or referencing Burns in any answer to any written discovery request in any litigation against the Companies or Burns, the Companies will contact Richard J. Padden as the agent for Burns to resolve the necessity of listing or referencing Burns' name.

2.       CONFIDENTIALITY

         2.1      DEFINITIONS

         For purposes of this Section 2:

         "Confidential Information" wherever used shall mean all the Companies' proprietary information which derives independent economic value from its secrecy from other persons, companies, or business entities who could obtain economic value from its disclosure to them or use by them. Confidential Information also includes, without limitation, research data, trade or business know-how or business plans, inventions, devices, patterns, compilations, programs, methods, techniques, or processes which are disclosed or made available by the Companies to you, or devised

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by you during your employ by the Companies. Examples of Confidential Information
include, without limitation: all information specifically identified as Confidential Information by the Companies; and all information regarding the Companies' existing or proposed installations, products or product lines, information systems, or other projects, the Companies' supplier and customer lists and all customer information, and the Companies' existing and proposed business and marketing plans and policies, whether written or oral, and whether designated individually as Confidential Information or not. Confidential Information does not include information that:

                  (a) is a matter of public knowledge at the time Burns first learns of the information; or

                  (b) later becomes a matter of public knowledge Burns learns of the information, other than becoming public knowledge by reason of a breach by Burns of the obligation of confidentiality set out in this Agreement.

         "Invention" as used in the Agreement means all new inventions, discoveries, creations and works of authorship, and any improvements to existing inventions, whether patentable or not, and all software relating to any inventions, discoveries or improvements, which Burns conceived, made, developed, or reduced to practice, whether alone or with any other person, company or business entity, (a) while Burns was working for the Companies in any capacity which relates to any questions or problems for which the Companies have requested Burns' services, (b) that are based in any way on Confidential Information received by Burns from the Companies or developed or made by Burns during his employ at the Companies, or (c) with the aid of any equipment, supplies, facilities or employees of the Companies or on the Companies' time.

         2.2      CONFIDENTIALITY AGREEMENT

         Burns agrees not to disclose to any third and to keep confidential all Confidential Information of the Companies including all Confidential Information regarding any Invention.

3.       COVENANT NOT TO COMPETE

         3.1      COVENANT OF BURNS

         Burns covenants and agrees with the Companies that Burns, or any company or entity affiliated with Burns, will not directly or indirectly, in any of the states of the United States, and any foreign countries in which the Companies' products are now sold or are hereafter sold (the "Territory"), during the period commencing on the

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Closing Date and expiring on the fifth (5th) anniversary thereof (the
"Restricted Period") (i) form, acquire, own (other than the ownership of stock in a publicly traded company), finance, assist, support, or become associated in any capacity or to any extent, directly or indirectly with, an enterprise which manufactures, sells, distributes or represents sports helmets, sunglasses, protective eyewear, protective eyewear used in the medical/dental field or otherwise, goggles, sports glasses, or other products in the optical industry (the "Competing Business"), (ii) interfere with or attempt to interfere with any officers, employees, representatives or agents of the Companies or their affiliates, or induce or attempt to induce any of them to leave the employ of the Companies or their affiliates, or violate the terms of the employees' contracts with any of the Companies, or (iii) for the purpose of engaging in a Competing Business, call upon, solicit, advise, or otherwise do, or attempt to do, business with any clients, suppliers, customers or accounts of the Companies.

         3.2      INJUNCTIVE RELIEF

         In the event of a breach or a threatened breach by Burns or one of his affiliates of any of the restrictive covenants set forth in this Section 3, the Investors shall be entitled to an injunction restraining such breach, but nothing herein shall be construed to prohibit the Investors from pursuing any remedy available to them for such breach or such threatened breach.

         3.3      ENFORCEMENT

         Burns agrees that as to the Territory and Restricted Period set forth above for the purpose of the covenant not to compete, each state, province, country or other jurisdiction within the Territory and periods within the Restricted Period are divisible and separate so that if the covenant not to compete made by Burns hereunder is held by a court to be invalid or unenforceable as to any geographic area or for any time period described, his covenant not to compete shall remain valid and enforceable in all remaining geographic areas and time periods. Burns agrees that it is his express intention that, if a court reforms this Agreement, the Companies be given the broadest protection allowed by law as respects this Agreement and the covenant not to compete.

4.       MISCELLANEOUS

         4.1      INVALID PROVISIONS

         This Agreement is intended to be severable. Should any part or provision of this Agreement be found to be unenforceable or invalid for any reason, the remaining parts and provisions will remain in effect.

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         4.2      NON WAIVER

         No waiver by any party hereto of any breach or default by another party shall constitute a waiver with respect to any future breach or default.

         4.3      ATTORNEYS FEES

         If it shall be necessary for any party to this Agreement to employ an attorney to enforce their rights pursuant to this Agreement because of the default of another party(s), the defaulting party(s) shall reimburse the non-defaulting party(s) for reasonable attorneys' fees and expenses.

         4.4      GOVERNING LAW

         This Agreement is made in, and shall be enforced in accordance with, the laws of the state of Washington. Burns and the Companies agree that either the King County Superior Court, or the United States District Court for the Western District of Washington, shall be the proper venue for, and shall have jurisdiction over, any litigation arising from or related to this Agreement.

         4.5      COUNTERPARTS

         This Agreement may be signed in one or more counterparts, each of which may be termed an original, but all of which together shall constitute one Agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above mentioned.

                                       GARGOYLES, INC.,
                                       a Washington corporation

     /s/  Dennis Burns
- -----------------------------
Dennis Burns

                                       By:       /s/  Douglas B. Hauff
                                           -------------------------------
                                       Its:           President
                                           -------------------------------

                                       PRO-TEC, INC.,
                                       a Washington corporation

                                       By:       /s/  Douglas B. Hauff
                                           -------------------------------
                                       Its:           President
                                           -------------------------------

                                       ANTONE MANUFACTURING, INC.,
                                       a Washington corporation

                                       By:       /s/  Dennis Burns
                                           -------------------------------
                                       Its:           President
                                           -------------------------------

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